                                                                   Exhibit 10.14

                               LICENSE AGREEMENT
                               -----------------

     This LICENSE AGREEMENT (the "Agreement") is made and entered into as of July 19, 1995, by and between AURA SYSTEMS, INC., a Delaware corporation ("Licensor"), and K & K Enterprises, with its principal offices in Noida, India, ("Licensee").

                                    Recitals
                                    --------

     A. Licensor is the owner of all right, title and interest in and to certain inventions relating to the Licensed Products as disclosed and/or claimed in patent applications identified in Schedule "A" hereto, and has developed Proprietary Rights which may be utilized in the Licensed Products.

     B. Licensor has been heretofore disclosed to Licensee in confidence the Licensed Technology.

     C. Licensee is engaged in the business of manufacturing and selling speakers and speaker systems throughout the world and proposes to commercialize, manufacture and sell Licensed Products in the License Field utilizing the Licensed Technology.

     D. Licensor is willing to grant to Licensee a license to utilize the Licensed Technology for Licensed Products in the License Field on the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein the parties hereby agree as follows:

     1.  DEFINITIONS.
         ------------

     "LICENSED TECHNOLOGY" shall mean the Patent Rights and the Proprietary
     ---------------------
Rights and any modifications, enhancements or improvements to the technology embodied in the Patent Rights and Proprietary Rights which are necessary, used or useful to develop, manufacture or sell the Licensed Products or Derived Products.

     "PATENT RIGHTS" shall mean the issued patents in all countries where
     ---------------
issued, applications for patents together with the right to obtain the issuance of letters patent in the United States and in foreign countries based upon said applications and any continuation, continuation in part, division and re-issues thereof, as presently itemized in the appended Schedule "A" to this Agreement and as the same shall be supplemented from time to time on the filing of such additional applications based thereon or based upon improvements added thereto pursuant to Paragraph 7.1 of this Agreement.

     "PROPRIETARY RIGHTS" shall mean data, inventions, information, processes,
     --------------------
know-how, trade secrets, sketches, prototypes, notebooks, papers, drawings, formulae (including copies or extracts thereof) and similar intellectual property rights which Licensor has or may hereafter develop and which are necessary or useful for the development, manufacture or sale of the Licensed Products.

     "JOINT VENTURE AGREEMENT" shall mean the Joint Venture Agreement entered
     -------------------------
into between Aura Systems, Inc. and K & K Enterprises on July 19, 1992.

     "LICENSE FIELD" shall mean speaker motors, speakers and speaker systems.
     ---------------

     "LICENSED PRODUCTS" shall mean products in the License Field that
     -------------------
incorporate the Licensed Technology.

     "AFFILIATE" shall mean, as to any party, a person or entity controlling,
     -----------
controlled by or under common control with such party.

     "TERRITORY" shall mean the Exclusive Territory and the Non-Exclusive
     -----------
Territory

     "EXCLUSIVE TERRITORY" shall mean India, Pakistan, Nepal, Sri Lanka,
     ---------------------
Bangladesh, Saudi Arabia, Kuwait, UAE, Jordan, Israel, Taiwan, and Western
Europe.

     "NON-EXCLUSIVE TERRITORY" shall mean Volkswagen, Mercedes and Fiat in
     -------------------------
Western Europe.

     2.  GRANT OF LICENSE.
         ----------------

          2.1 SCOPE. Licensor hereby grants to Licensee an exclusive field of
              -----
use, non-transferable, non-assignable and non-divisible right, license and privilege to use the Licensed Technology throughout the world for the manufacture and sale of Licensed Products in the License Field. Licensor hereby retains the unfettered right to use, and to sub-license to others to use, the Licensed Technology for any other purpose, including, without limitation, the use or other exploitation of the Licensed Technology for or in connection with the development, manufacture or sale of products, processes, designs or inventions having application, actual or potential, other than for Licensed Products.

          Licensor hereby grants to Licensee an exclusive, life of patents, non-transferable, non-assignable and non-divisible right license, without further right of sub-license, and privilege to use the

Licensed Technology in the License Field for the manufacture of Licensed Products and for the sale of Licensed Products in the Exclusive Territory.

          Licensor hereby grants to Licensee a non-exclusive life of patents, non-transferable, non-assignable and non-divisible, right license, without further right of sub-license, and privilege to use the Licensed Technology in the License Field for the manufacture of Licensed Products and for the sale of Licensed Products in the Non-Exclusive Territory.

          2.2  TERM. Subject to earlier termination as provided herein, the
               ----
license granted by Licensor to Licensee pursuant to this Paragraph 2 to manufacture and sell Licensed Products shall terminate on the later of (i) seventeen (17) years from the date hereof, or (ii) the first to expire of any U.S. patent issuing within the Patent Rights.

     3. ROYALTIES.
        ---------

          3.1  AMOUNT OF ROYALTIES. As Licensor's sole compensation for the
               -------------------
rights and licenses granted by it to Licensee pursuant to Paragraph 2 and technical assistance to be provided by Licensor hereunder, Licensee shall pay to Licensor the following fees and royalties:

          (a) a one time, non-refundable, non-creditable disclosure fee of One Million Dollars ($1,000,000.00) (the "Disclosure Fee") payable by Licensee to Licensor in immediately available funds within twenty-four (24) months of the date of this Agreement, according to Indian law and the schedule attached hereto as Exhibit B, in consideration solely for Licensor's disclosure of the Licensed Technology existing on the date of this Agreement;

          3.2  INTEREST ON LATE PAYMENTS. Time shall be of the essence in
               -------------------------
respect of the payment of the Royalty Fee under this Agreement. Royalties which are not paid when due hereunder shall bear interest from and after the due date at the rate of the lessor of 18% per annum or the maximum lawful rate.

          3.3  CURRENCY. Payments shown by each calendar quarter report shall be
               --------
paid in United States dollars and shall be paid to Licensor in full, without set-off or counterclaim, and in such amount as may be necessary in order that all Royalty Fees (after deduction for withholding for or on account of any present or future taxes, levies, imposts, duties or other charges imposed by any political subdivision or taxing authority on such Royalty Fees ("Taxes")) shall not be less than the amounts otherwise required to be paid under this Agreement. Any and all Taxes required to be so withheld or deducted shall be paid by Licensee to the proper taxing authorities, and proof of payment shall be secured and sent to Licensor as evidence of such payment. The rate of exchange to be used in computing the amount of the United States dollars due to Licensor in satisfaction of payment obligations with respect to sales in foreign countries shall be calculated at the exchange rate set by Citibank, N.A., New York, New York, for the purchase of United States dollars with the currency of the country of origin of such payment on the last business day of the calendar quarter for which payment is being made.

          3.4  FOREIGN PAYMENTS. If governmental regulations prevent remittance
               ----------------
from any foreign country of any amounts due under this Paragraph 3 in respect of sales in that country, Licensee shall so notify Licensor in writing and, subject to the remainder of this Paragraph 3.7, the obligation under this Agreement to make payments respect of sales in that country shall be suspended (but the amounts due but not paid shall continue to accrue) until such remittances are possible; provided, however, that notwithstanding the foregoing, (i) to the
          --------  -------
extent that Licensee invests its own blocked funds in passive investments in such country or liquidates its own blocked funds, Licensee shall do the same with Licensor's funds, and (ii) Licensor shall have the right, at any time and from time to time, upon written notice to Licensee, to direct Licensee either to pay such funds in any such country in the local currency or to liquidate such currency at available rates and pay the liquidated amounts to Licensor. Any such payment by Licensee shall be deemed to be payment in full of the amount so paid or liquidated, and Licensee shall have no liability to Licensor for any actions taken in accordance with this Paragraph 3.7.

          3.5  BOOKS AND RECORDS. Licensee shall establish and maintain at its
               -----------------
principal place of business, or at such other place as Licensor may consent to in writing, full, true and accurate books of account, records and other data, kept in accordance with generally accepted accounting principles, containing all particulars necessary for a precise determination of the royalties payable under this Agreement. Licensor and its agents, including its accountants and attorneys, shall, during the term of this Agreement, and for a period of three years thereafter, have the right, during normal business hours, and upon reasonable prior notice, to inspect and make extracts from such books of account, records and other data relating to the Licensed Products and the Royalty Fees. If any examination by Licensor of Licensee's books and records discloses an underpayment to Licensor which, for the accounting periods under examination, exceed in the aggregate five percent (5%) of the royalties reported to Licensor by Licensee with respect to such periods, Licensee shall pay such excess upon demand together with Licensor's costs and expenses reasonably incurred in connection with any such examination.

     4.  COMMERCIALIZATION OF LICENSED PRODUCTS.
         --------------------------------------

     In consideration of the grant by Licensor under Paragraph 2 of this Agreement, Licensee agrees to use its best efforts, at Licensee's expense, to commercialize Licensed Products utilizing the Licensed Technology in the License Field and to market and sell such Licensed Products. Such activity shall be in a manner consistent with sound business judgment and in accordance with Licensee's normal business practices, giving due regard to the state of the development of the Licensed Technology, the cost effectiveness of the Licensed Technology and market opportunities for Licensed Products in the License Field, all as the same shall exist from time to time. Licensee shall be under no obligation to commit any specific dollars worth of effort. Licensee shall apprise Licensor on a regular, periodic and timely basis of all activities of Licensee, including its affiliates, relating to the development, marketing, manufacture or sale of any of the Licensed Products or in respect of the development of the Licensed Technology.

     5.  TECHNICAL ASSISTANCE.
         --------------------

          5.1  DISCLOSURE OF LICENSED TECHNOLOGY. Licensor has heretofore
               ---------------------------------
provided to Licensee in confidence, and will continue to provide Licensee in confidence, all proprietary information relating to the Licensed Technology being licensed hereunder. All such information has been and will be received and retained in confidence in accordance with the terms of this Agreement, including Paragraph 16. Licensor and Licensee shall each select an employee who shall act as its technical correspondent in transmitting technical information and in arranging for other assistance necessary to fully exploit the Licensed Technology for Licensed Products in the License Field. Each party shall indicate promptly to the other in writing the name of its technical correspondent. The technical correspondent shall cooperatively work out a practicable plan to keep each party informed about the other's current and planned activities relating to the use, practice, development, manufacture, marketing and sale of the Licensed Products and the Licensed Technology.

          5.2  EXCHANGE OF INFORMATION. Licensor's technical correspondent shall
               -----------------------
be responsible for answering all reasonable technical inquiries received from Licensee's technical correspondent relating to Licensed Products and the Licensed Technology and shall provide, to the extent requested, copies of pertinent technical information of Licensor, including, to the extent applicable, test reports and other technical reports, operation and maintenance manuals, assembly and detailed drawings, and other pertinent information in Licensor's possession. Licensor shall, subject to any restrictions that may be imposed by the United States Government, on written notice, give to duly accredited representatives of Licensee access to its facilities, at reasonable times and under reasonable conditions, for the purpose of acquiring in confidence technical information about Licensor's methods of practicing the Licensed Technology in the License Field. Licensee shall use maximum precautions in instructing representatives who visit facilities of Licensor to assure that any in confidence technical information received by them shall be kept confidential.

          5.3  CONSULTANTS. At the request of Licensee, Licensor will provide
               -----------
the services of up to three technical consultants on a full-time basis, to assist Licensee in practicing the Licensed Technology for the purpose of developing and manufacturing Licensed Products. These consultants will be fully knowledgeable about all technical aspects of the Licensed Technology. Licensee agrees to reimburse Licensor for the reasonable living and travel expenses of such consultants. In addition, effective for services provided on or after July 19, 1996 [first anniversary of effective date], Licensee shall pay Licensor for such consulting services at Licensor's regular hourly or per diem consulting rate.

     6.  IMPROVEMENTS.
         ------------

          6.1  IMPROVEMENTS BY LICENSOR. It is contemplated that Licensor may,
               ------------------------
but (except as expressly provided herein) is not required to, continue from time to time to engage in research and development in areas relevant to the Licensed Technology, both within and outside of the License Field. Such research and development may result in improvements to the Licensed Technology which will have commercial utilization for Licensed Products in the License Field. Accordingly, Licensor (including its affiliates) agrees to disclose to Licensee in confidence such improvements to the Licensed Technology its deems appropriate for commercial utilization of the Licensed Technology in the License Field at such times and with such frequency as Licensor deems appropriate, but in no event later than ninety (90) days after

Licensor has concluded that the subject matter of the improvement may be appropriate for commercial utilization of the Licensed Technology in the License Field. Any and all patents, know-how, ideas, processes, inventions and discoveries, whether patentable or not, conceived by Licensor or its employees and relating to such improvements shall be and remain the sole and exclusive property of Licensor. Any such improvements to the Licensed Technology shall become part of the Licensed Technology and the patent applications therefor shall be added to Schedule "A").

          6.2  IMPROVEMENTS BY LICENSEE. Licensee (including its affiliates)
               ------------------------
shall make timely disclosures to Licensor both in writing and supplemented orally as required by Licensor of any and all patentable and non-patentable proprietary information made or conceived by Licensee which is within the scope of any claim, as written, of any present or future application for or issued United States patents, owned by Licensor or any affiliate or Licensor, or in the nature of improvements, modifications or developments of the Licensed Technology. Such disclosure shall be made as often and at such times as seems both timely and appropriate to the nature of the improvement/modification/ development, but in all events not later than the first to occur of (i) one hundred eighty (l80) days after first use of the improvement/modification/ developments; (ii) one year after the development of the improvement/ modification/development; (iii) forty-five (45) days after the submission to the management or counsel of Licensee, by one or more of its employees, of an invention disclosure submitted or considered in contemplation of possible applications for patent thereon; (iv) if the improvement/modification/ development is potentially patentable, not less than one hundred eighty
(180) days prior to the deadline for filing any application for patent thereon, domestic or foreign, whichever occurs first.

          6.3  RIGHTS TO CERTAIN IMPROVEMENTS. All improvements/
               -------------------------------
modifications/developments to the Licensed Technology which are (i) conceived by Licensee during the term of this Agreement or thereafter, (ii) made independently of Licensor, (iii) paid for solely by Licensee; and (iv) not derived from know-how, patents or other proprietary information furnished by Licensor to Licensee, shall be owned by Licensee, subject to a perpetual, royalty-free worldwide non-exclusive license in favor of Licensor to make, use and sell, including the right to sub-license, such improvement/ modification/development, which right shall survive the termination of this Agreement.

     7.  FILING AND PROSECUTION OF PATENTS.
         ---------------------------------

          7.1  PENDING PATENT APPLICATIONS. Licensor has filed the Patent
               ---------------------------
Applications in the United States and will cause to be prosecuted such Patent Applications (Licensor having made no representation that any patents will issue thereon). In addition, Licensor has filed or will use its best efforts to timely file Patent Applications and to prosecute such filings in France, West Germany, Italy, Spain, United Kingdom, Sweden, Japan, Korea, Canada and Australia ("Foreign Territories"). The preparation, filing and prosecution of such Patent Applications shall be controlled by, and the cost and expenses shall be borne by, Licensor.

          7.2  ADDITIONAL PATENTS. From and after the date of this Agreement
               ------------------
Licensor agrees to utilize its best efforts to timely file and prosecute, at Licensor's expense and at the request of Licensee, patent applications in respect of Licensed Technology which has potential application to the Licensed Products in the License Field. Such patent applications shall be filed and prosecuted in the United States and in the Foreign Territories. However, if Licensor shall determine in its reasonable and good faith discretion, after consultation with Licensee, that the benefits of filing and prosecuting any such patents, either within the United States or in any of the Foreign Territories, are outweighed by the costs thereof, after giving due consideration to the anticipated costs of prosecution, its potential commercial utility, the likelihood of successful prosecution, the anticipated protection afforded by the patent issuing thereon, or any other relevant factors, Licensor shall not be obligated to file or prosecute such patents and shall promptly notify Licensee of Licensor's intentions. In such event, Licensee shall have the right, at its expense, to file and/or prosecute patent applications in Licensor's name in such countries as it deems appropriate. Subject to the other provisions of this Agreement, each party agrees to cooperate with the other party and to keep such other party informed in respect of patent applications and patents comprising the Licensed Technology.

     8.  INFRINGEMENT.
         ------------

     Licensor and Licensee shall promptly report to the other any information which comes to its attention concerning any use by a third party of Licensed Technology which might amount to an infringement thereof. If the infringement constitutes a substantial and actionable infringement of any of the

Licensed Technology, Licensee shall, at its expense, within ninety (90) days initiate action through competent legal counsel reasonably satisfactory to Licensor to terminate or abate such activity unless Licensee shall reasonably determine that the anticipated costs of prosecuting such action outweigh the anticipated economic benefits to Licensor and Licensee. If Licensee shall for any reason fail or refuse to prosecute or continue prosecution of such action, it shall promptly notify Licensor, who may elect to institute or continue such action at Licensee's expense (unless such refusal or failure was wrongful, in which case such costs and expenses shall be for the account of Licensor). Each party shall cooperate with the other and the prosecuting party shall keep the other party apprised of the status of the proceeding and shall allow such other party to participate in such proceedings at such person's expense, including, in the case of Licensor, Licensor's right to participate as a party. In no event shall the party prosecuting the action settle any such action without the consent of the other party hereto, which consent will not be unreasonably withheld or delayed. If such action shall have been both commenced and prosecuted by Licensee, any judgment, award or settlement obtained as a result of such proceeding shall be allocated as follows: (i) first, to costs and
                                                      -----
attorneys' fees incurred by Licensee in connection with the prosecution of such limitation; (ii) second, ninety-six percent (96%) of the remainder to Licensee
                 ------
and four percent (4%) of the remainder to Licensor; Provided, however, if a
                                                    --------  -------
portion of the judgment, settlement or award is reasonably identifiable or identified as representing lost revenues of Licensee, the proceeds of such judgment, settlement or award (after deducting attorneys' fees and costs) shall be allocated (y) first, ninety-six percent (96%) to Licensee, and four percent
                 -----
(4%) to Licensor to the extent such proceeds represent lost revenues, and (z) second, the balance being divided equally between Licensee and Licensor.
------
Licensee shall utilize reasonable efforts to obtain an allocation of lost revenues in any proceeding or settlement thereof. In the event that Licensee shall fail or refuse for any reason to prosecute any action under this Paragraph 9, in addition to any right or remedy to which Licensor may be entitled, one hundred percent (100%) of the proceeds of any judgment, settlement or award shall be retained by Licensor.

     9.  INDEMNIFICATION.
         ---------------

          9.1  BY LICENSEE. Licensee agrees to indemnify, defend and hold
               -----------
Licensor, including its employees, agents, and affiliates, harmless from and against any and all payments, damages, demands, claims, losses, expenses, costs, obligations and liabilities (including reasonable attorney's fees and costs), which arise out of, result from or are related to the breach by Licensee of any representation, warranty or covenant contained in this Agreement.

          9.2  BY LICENSOR. Licensor hereby agrees to indemnify, defend and hold
               -----------
Licensee, including its employees, agents and affiliates, harmless from and against any and all payments, damages, demands, claims, losses, expenses, costs, obligations and liabilities (including reasonable attorneys' fees and costs) which arise out of, result from or are related to (i) infringement or alleged infringement of the Licensed Technology or Licensed Products on a third party's patent rights, or (ii) any breach by Licensor of any of its representations, warranties or covenants contained in this Agreement.

          9.3  INDEMNIFICATION PROCEDURE. The party indemnified hereunder (the
               -------------------------
"Indemnitee") shall promptly notify the indemnifying party (the "Indemnitor") of the existence of any claim, demand or other matter involving liabilities to third parties to which the Indemnitor's indemnification obligations would apply and shall give the Indemnitor a reasonable opportunity to defend the same at its own expense and with counsel of its own selection (who shall be approved by the Indemnitee, which approval shall not be unreasonably withheld); provided,
                                                                --------
however, that the Indemnitee at all times also shall have the right to fully
-------
participate in the defense at its own expense. If the Indemnitor shall fail to defend within a reasonable time after such notice, the Indemnitee shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle (exercising reasonable business judgment) the claim or other matter on behalf, for the account and at the risk and expense of the Indemnitor. Except as provided in the preceding sentence, no party shall compromise or settle the claim or matter without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed in each instance. If the claim is one that cannot by its nature be defended solely by the Indemnitor, the Indemnitee shall make available all information and assistance that the Indemnitor reasonably may request.

     10.  INSURANCE.
          ---------

     Licensee shall at all times during the term of this Agreement and thereafter carry product and general liability insurance, covering acts, omissions or occurrences during the term of this Agreement, in the amount of at least Ten Million Dollars ($l0,000,000) per occurrence. Such policy shall name Licensor as an additional insured, and shall be maintained with companies holding a "General Policy Rating" of A-12 or better, as set forth in the most current issue of "Best Key Rating Guide". Licensee shall use its best efforts to obtain a policy which provides that it shall not be cancellable except upon thirty (30) days prior written notice to Licensor. Licensee agrees to provide Licensor with one or more certificates evidencing the insurance coverage hereunder and the insurance policies promptly upon the request of Licensor. Licensor and Licensee acknowledge that insurance markets are rapidly changing and that insurance in the form and amounts described in this paragraph may not be available in the future. In such event, Licensee shall nevertheless maintain insurance coverage which is customary and commercially reasonable.

     11.  SUB-LICENSE.
          -----------

     Licensee shall not have the right to sub-license Licensee's rights to manufacture and sell Licensed Products except through separate written agreement to which Licensor has also been made a party.

     12.  REPRESENTATIONS AND WARRANTIES.
          ------------------------------

          12.1  REPRESENTATIONS AND WARRANTIES OF LICENSOR. Licensor represents
                ------------------------------------------
and warrants to Licensee that, as of the date of this Agreement:

          (a) INCORPORATION.  Licensor represents and warrants that Aura
              -------------
Systems, Inc. is a corporation in good standing and is incorporated in the State of Delaware.

          (b) POWER AND AUTHORITY. Licensor has the corporate power and
              -------------------
authority to enter into and to carry out the terms and provisions of this Agreement; and this Agreement is the legal, valid and binding obligation of Licensor and is enforceable against Licensor in accordance with its terms.

          (c) NO CONFLICTING AGREEMENTS. Licensor has not granted to any person
              -------------------------
other than the Licensee any right, title or interest in or to the Licensed Technology or entered into any agreement or understanding regarding the Licensed Technology, in either case which is in conflict with or inconsistent with any of the terms or conditions of this Agreement.

          (d) INFRINGEMENT. Licensor has no actual knowledge, after diligent
              ------------
inquiry, that the Licensed Technology conflicts with, violates or infringes any rights of any third party.

          (e) LITIGATION. There are no actions or proceedings pending, or to
              ----------
Licensor's knowledge, threatened, which would prevent or make unlawful the consummation of the transactions contemplated by this Agreement.

          (f) THIRD-PARTY CLAIMS. Licensee shall have the right to engage
              ------------------
independent counsel to defend any claims of third parties for violation/infringement of any patent or intellectual property rights, the cost of which shall be borne solely by Licensor.

          (g) PATENT. Licensor has applied for and received a patent from the
              ------
United States Patent Office relating to the Licensed Technology and has not granted any rights to any third party which are inconsistent with the rights granted to Licensee under this Agreement.

          (h) ACCURACY OF REPRESENTATIONS. Licensor represents and warrants that
              ---------------------------
the representations and warrants herein are accurate and true to the best of Licensor's knowledge, after diligent inquiry.

          12.2  REPRESENTATIONS AND WARRANTIES OF LICENSEE. Licensee represents
                ------------------------------------------
and warrants to Licensor that, as of the date of this Agreement:

          (a) INCORPORATION.  Licensee represents and warrants that K & K
              -------------
Enterprises is a corporation in good standing and is incorporated in Noida, India.

          (b) POWER AND AUTHORITY. Licensee has the corporate power and
              -------------------
authority to enter into and to carry out the terms and provisions of this Agreement; and this Agreement is the legal, valid and binding obligation of Licensee, enforceable against Licensee in accordance with its terms.

          (c) NO CONFLICTING AGREEMENTS. The execution, delivery and performance
              -------------------------
of this Agreement by Licensee will not conflict with or violate any agreements or understandings to which Licensee is a party or by which it may be bound.

          (d) LITIGATION. There are no actions or proceedings pending, or to
              ----------
Licensee's knowledge, threatened, which would prevent or make unlawful the consummation of the transactions contemplated by this Agreement.

          (e) ACCURACY OF REPRESENTATIONS. Licensee represents and warrants that
              ---------------------------
the representations and warrants herein are accurate and true to the best of Licensee's knowledge, after diligent inquiry.

          12.3.  DISCLAIMER.
                 ----------

EXCEPT AS EXPRESSLY PROVIDED IN PARAGRAPH 12.1, LICENS0R DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY (i) THAT THE LICENSED TECHNOLOGY OR THE USE THEREOF, OR ANY LICENSED PRODUCTS INCORPORATING THE LICENSED TECHNOLOGY OR MANUFACTURED BY THE USE THEREOF WILL BE FREE FROM CLAIMS OF PATENT INFRINGEMENT, INTERFERENCE, OR UNLAWFUL USE OF PROPRIETARY INFORMATION OF ANY THIRD PARTY, OR (ii) OF THE ACCURACY, RELIABILITY, TECHNOLOGICAL OR COMMERCIAL VALUE, COMPREHENSIVENESS OR MARKETABILITY OF THE LICENSED TECHNOLOGY OR ITS SUITABILITY OR FITNESS FOR ANY PURPOSE WHATSOEVER, INCLUDING WITHOUT LIMITATION, THE DESIGN, DEVELOPMENT, MANUFACTURE, USE OR SALE OF LICENSED PRODUCTS. LICENSOR DISCLAIMS ALL OTHER WARRANTIES OF WHATEVER NATURE, EXPRESS OR IMPLIED.

     13.  DEFAULT.
          -------

          13.1 Each of the following shall constitute an event of default hereunder ("Event of Default"):

          (a) Licensee fails to perform any material covenant or agreement contained in this Agreement or the Joint Venture Agreement, and Licensee fails to perform such covenant following thirty (30) days' written notice from Licensor and opportunity to cure, provided, however, if the default is of such a
                                  --------  -------
nature that it cannot reasonably be cured within such thirty (30) day period, then Licensee shall not be deemed to be in default so long as Licensee promptly commences to cure such default and diligently pursues such cure to completion;

          (b) Any representation or warranty of Licensee herein shall prove to be incorrect in any material respect;

          (c) Licensee shall at any time challenge or otherwise assert the invalidity of any of Licensor's rights to Licensed Technology licensed hereunder;

          (d) Licensee makes a general assignment or general arrangement for the benefit of creditors; a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Licensee and is not dismissed within thirty (30) days; a trustee or receiver is appointed to take possession of all or a substantial portion of Licensee's properties and possession thereof is not restored to Licensee within sixty (60) days; or all or a substantial portion of Licensee's assets shall be subjected to attachment, execution or other judicial seizure which is not discharged, stayed or bonded within sixty (60) days;

          (e) Licensor fails to perform any material covenant or agreement in this Agreement or the Joint Venture Agreement and Licensor fails to perform such covenant following thirty (30) days written notice from Licensee and opportunity to cure, provided, however, that if the default is of such a nature that it
         --------  -------
cannot reasonably be cured within such thirty (30) day period, then Licensor shall not be deemed to be in default so long as Licensor promptly commences to cure such default and diligently pursues such cure to completion;

          (f) Any representation or warranty of Licensor herein shall prove to be incorrect in any material respect;

          (g) Any final determination that all the patents and patent applications relating to the Licensed Products are determined to be invalid or unenforceable in the jurisdiction or jurisdictions of the Territory; or

          (h) Licensor makes a general assignment or general arrangement for the benefit of creditors; a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Licensor and is not dismissed within thirty (30) days; a trustee or receiver is appointed to take possession of all or a substantial portion of Licensor's properties and possession thereof is not restored to Licensor within sixty (60) days; or all or a substantial portion of Licensor's assets shall be subjected to attachment execution or other judicial seizure which is not discharged, stayed or bonded within sixty (60) days.

          13.2 If an Event of Default shall occur hereunder, Licensor shall have the right, to be exercised by it in its sole discretion, to terminate this Agreement upon written notice to Licensee, and this Agreement and the rights granted to Licensee shall thereupon terminate. The right of Licensor to terminate this Agreement shall be in addition to any other rights or remedies to which Licensor shall be entitled at law.

     14. EFFECT OF TERMINATION.
         ---------------------

          14.1 On and after termination of this Agreement, whether pursuant to the provisions of Paragraph 2.2, 3.3(b) or otherwise:

          (a) All rights granted to Licensee hereunder, including any interest in and to the Licensed Technology which Licensee may acquire, shall forthwith and without further act or instrument, be assigned and revert to Licensor. In addition, Licensee will execute any instruments requested by Licensor which are necessary to accomplish or confirm the foregoing. Any such assignment, transfer or conveyance shall be without consideration other than the mutual agreements contained herein:

          (b) Licensee will refrain from further use of the Licensed Technology; and

          (c) Licensee shall refrain from manufacturing the Licensed Products.

          14.2 Termination of this Agreement in any manner shall be without prejudice to any rights or remedies which either party may have, under this Agreement or otherwise, and shall not prejudice Licensor's right to recover any royalty or other sum accrued to Licensor hereunder and unpaid at the time of termination. Nor shall termination prejudice any cause of action or claim of Licensor or Licensee then accrued or to accrue on account of any breach or default of Licensee or Licensor, as the case may be. Without limiting the foregoing, the provisions of Paragraphs 3.8, 9 and 16 are intended to survive termination of this Agreement. After the termination in any manner of this Agreement, Licensee may fill any orders for Licensed Products received before the date of termination, subject to the provisions of Paragraph 3.

     15.  PATENT MARKING: TRADEMARK.
          -------------------------

          15.1 Licensee shall do everything reasonably required of it by Licensor in connection with patent marking or the giving of such other notices as provided for under United States or applicable foreign patent laws.

          15.2 All Licensed Products shall bear Licensor's trademark "AURA SOUND" (the "Trademark").

          15.3 Licensee acknowledges and agrees that Licensor is the sole and exclusive owner of the Trademark. As such, Licensee's use of the Trademark shall at all times be pursuant to this Agreement as a non-exclusive licensee, and Licensee shall not at any time acquire any rights in the Trademark by virtue of its use thereof.

          15.4 Licensee agrees to take such actions as Licensor may reasonably require for the protection of Licensor's proprietary interest in the Trademark. Licensee shall cooperate fully and in good faith at Licensee's own expense with Licensor for the purpose of preserving Licensor's rights in and to the Trademark. Nothing contained in this Agreement shall be construed as an assignment or grant to Licensee of any right, title or interest in or to the Trademark, or any of Licensor's other trademarks, it being understood that all rights relating thereto are reserved by Licensor, except for the license hereunder to Licensee of the right to use and utilize the Trademark as expressly provided herein. Licensee agrees that it will not at any time question the validity of the Trademark or register or attempt to register the Trademark in its own name or that of any other firm, person or corporation.

          15.5 Licensee, at its own expense, shall assist Licensor to the full extent requested by Licensor in the protection of or the procurement of any protection of Licensor's rights to the Trademark. Licensee shall promptly notify Licensor in writing of any uses which may be infringements of the Trademark which come to Licensee's attention. Licensor shall have the sole right to determine whether or not any action shall be taken on account of any such infringements.

          15.6 Licensee agrees that, in order to protect the prestige and goodwill associated with the Trademark, all Licensed Products shall be of high quality materials and workmanship and shall be otherwise manufactured in accordance with the usual standards of Licensee.

     16.  SECRECY.
          -------

          16.1 Licensor has taken reasonable security measures to protect the secrecy of the Licensed Technology. All employees of Licensor and any other persons who have invented, discovered, designed, or developed the Licensed Technology or who otherwise have knowledge of or access to the Licensed Technology have been adequately notified that the Licensed Technology is proprietary to Licensor, and is not to be divulged. The parties agree that the Licensed Technology is valuable only so long as it remains secret. Accordingly, each party agrees to take all steps necessary to protect Confidential Information (as hereinafter defined) from entering the public domain or falling into the hands of unauthorized third parties. All information which in any way embodies, evidences or relates to the Licensed Technology which has been or will be tendered to the other, including, without limitation, all prototypes, documents, books, notebooks, papers, drawings, sketches, formulae or copies or extracts thereof, and other data of any kind and description pertaining to the Licensed Technology, as well as written instructions or comments given by employees of either party to the other pertaining to the Licensed Technology is referred to herein as "Confidential Information".

          16.2 Each party agrees to take reasonable steps to maintain the secrecy of Confidential Information, including but not limited to, the following:

          (a) Segregation by each party of the areas of its factory, laboratory or other facility where it develops the Licensed Technology or the Licensed Products to prevent unauthorized personnel from acquiring information about the Licensed Technology or the Licensed Products;

          (b) Restriction of access to these areas to technical personnel pledged to secrecy, who are required to know the methods for the practice or manufacture of the Licensed Products or the Licensed Technology in order to utilize them for the purposes of this Agreement, and to those supervisory, executive or other personnel pledged to secrecy who are required to have access to these areas in the performance of their duties; and

          (c) Numbering all originals and copies of all photographs and writings evidencing the Licensed Technology, and maintaining a record of the persons entrusted with the custody of these originals and copies and, to the extent practicable, maintaining all copies in safes or other locked containers when not in actual use.

          16.3 All Confidential Information will be received by each party and maintained in confidence and not be copied or communicated to any third party except as specifically authorized herein, and all employees of each party will be made aware of the terms and conditions of this Paragraph. Each party shall obtain, from its respective employees, agents and other persons who have access to the Licensed Technology, such non-disclosure agreements satisfactory in form and content to the other party as are necessary or appropriate to implement the provisions of this Paragraph.

          16.4 Subject to the provisions of Paragraph 16.6, the obligations of each party imposed by this Paragraph 16 shall survive the termination of this Agreement.

          16.5 All Licensed Technology in documentary or other tangible form, and all copies of it, must be returned promptly to Licensor upon termination of this Agreement or, as applicable, upon earlier expiration of Licensee's rights thereto in accordance with Paragraph 3, and Licensee shall thereupon cease the use thereof.

          16.6 No party shall be liable to the other for disclosure of any Confidential Information if the same: (l) was well known in written form in the public domain at the time it was disclosed; (2) was known to the party receiving it at the time of disclosure, as shown by documentation in existence at or prior to the date such Confidential Information was received by such party sufficient to clearly establish such knowledge; or (3) is disclosed with the prior written approval of the other party.

     17.  ARBITRATION.
          -----------

          17.1  SELECTION OF ARBITRATORS.
                ------------------------

     All disputes between the parties arising under or out of this Agreement shall be settled by arbitration conducted in Los Angeles, California. Either side to the dispute may institute arbitration by giving written notice to the other party of its intention to arbitrate, which notice shall contain the name of the arbitrator selected by the party instituting arbitration, the nature of the controversy, the amount involved, if any, the remedies sought, and any other pertinent matter. Within fifteen (15) days after the giving of such notice, the other party may submit to the initiating party the name of an arbitrator whom it has appointed; thereafter the two arbitrators so appointed shall in good faith select a neutral third arbitrator; the three arbitrators so selected shall resolve the controversy. If the two arbitrators are unable to agree upon a neutral third arbitrator within the fifteen day period, the third arbitrator shall be appointed by the American Arbitration Association in accordance with its then existing rules. If the other party shall refuse or neglect to appoint an arbitrator within the requisite fifteen day period, the arbitrator appointed by the initiating party shall be empowered to proceed to arbitrate and determine the fact or matter in controversy as the sole arbitrator, and his award in writing shall be final, conclusive and binding upon the parties. The arbitrators nominated or appointed hereunder shall not be parties hereto or associated with or employed by or have the status of a supplier of goods and services to any party hereto.

          17.2  PROCEDURE. The arbitrator or arbitrators, if they desire, shall
                ---------
have access to all books and records of Licensor and Licensee, as well as any and all other documents and things of the parties pertinent to the matter in arbitration which shall enable them to make the required decision. Prior to rendering their decision, the arbitrators shall afford each of the parties an opportunity, both orally and in writing, to present any relevant evidence and to present that party's factual contentions and arguments in connection with the matter in arbitration; provided, however, that the formal rules of evidence applicable to judicial proceedings shall not apply; and provided, further, that any party submitting written materials shall be required to deliver a copy of the same to the other party concurrently with the delivery thereof to the arbitrators and such other party shall have the opportunity to submit a written reply, a copy of which will also be delivered to the other party concurrently with the delivery thereof to the arbitrators. Oral argument shall take place only at a hearing before all of the arbitrators at which all parties are afforded a reasonable opportunity to be present and be heard. The parties may engage their own experts for purposes of presenting evidence to the arbitrators. In all other respects and unless otherwise expressly provided herein or agreed upon by the parties in writing, the arbitration shall be conducted in accordance with the commercial rules then obtaining of the American Arbitration Association. In addition, the provisions of California Code of Civil Procedure
Section 1283.05, or any successor section thereto, relating to the taking of depositions in an arbitration proceeding, shall be applicable to the arbitration.

          17.3  ARBITRATION AWARD. Unless the time is extended by a majority of
                -----------------
the arbitrators, they shall submit their determination in writing within sixty
(60) days after the third arbitrator is selected, or if only one arbitrator is acting, within sixty (60) days after his appointment. If there are three arbitrators selected, as above provided, an award in writing signed by any two of them shall be final, conclusive and binding upon the parties hereto. Any award made pursuant to arbitration Any be entered as a judgment by any court of competent jurisdiction upon the application of any party to said arbitration. Such award shall include an award of costs and reasonable attorney's fees incurred by the prevailing party.

          17.4  INTERIM INJUNCTIVE RELIEF. Notwithstanding the foregoing
                -------------------------
provisions of this Paragraph 17, either party shall have the right to petition a court of appropriate jurisdiction seeking injunctive or other similar relief pending the conclusion of any arbitration proceedings.

     18.  MISCELLANEOUS.
          -------------

          18.1  NOTICES. All notices and other communications permitted or
                -------
required by the provisions of this Agreement shall be in writing and shall be personally delivered or deposited in the United States Mail, bearing adequate first class postage and addressed as hereinafter provided. Notices delivered in person shall be effective upon the date of delivery. Notices by mail shall be effective upon the receipt thereof by the addressee or upon the fifth (5th) calendar day after being deposited in the U.S. mail, whichever is earlier. Any party hereto shall have the right from time to time and at any time while this Agreement is in effect to change the respective addressees thereof and each shall have the right to specify as the address thereof any other address. Any notice herein required or permitted to be given may be given, in addition to the manner set forth above, by telex, TWX, cable or facsimile transmission, provided that the party giving such notice obtains acknowledgment by telex, TWX, cable or facsimile transmission that such notice has been received by the party to be notified. Notice given in this manner shall be effective upon transmission of acknowledgment of receipt of same by the parties to be notified. Notices shall be addressed, until notice of change is aforesaid, as follows:


          (a)  IF TO LICENSOR:
               --------------

               Aura Systems, Inc.
               2335 Alaska Ave.
               El Segundo, California 90245

               Attention: Anthony T. Cascio,
                          VP, General Counsel


          (b)  IF TO LICENSEE:
               --------------

               K & K Enterprises
               128 Sector 37
               Noida 201303, INDIA

               Attention: Mr. Kenny A. Dewan,
                          Managing Director

          18.2  NO JOINT VENTURE. Nothing contained herein shall be construed to
                ----------------
deem the parties in the relationship of partners or joint venturers, and no party hereto shall have any power to obligate any other party hereto in any manner whatsoever, except as expressly provided for herein.

          18.3  WAIVER. The waiver or excuse by either party hereto as to any
                ------
breach, default or deficiency and the performance by the other party of any duty or obligation by the other party to be performed hereunder shall not constitute or be deemed a continuing waiver or excuse of the same or any other duty or obligation owed by the other.

          18.4  REMEDIES NOT EXCLUSIVE. No remedy conferred by any of the
                ----------------------
specific provisions of this Agreement is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by any of the parties shall not constitute a waiver of the right to pursue other remedies.

          18.5  NO ASSIGNMENT. Subject to the provisions of Paragraph 11,
                -------------
Licensee may not assign or encumber, in whole or in part, its rights under this Agreement or grant any sub-licenses without the prior written consent of Licensor. Licensor shall have the right to assign its rights and duties hereunder without the consent of Licensee provided that Licensor gives Licensee prior written notice of any such assignment. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

          18.6  SUCCESSORS. Except as otherwise provided herein, this Agreement
                ----------
shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns.

          18.7  LITIGATION. In the event of any litigation or proceeding in
                ----------
arbitration between the parties arising in any manner out of this Agreement or the asserted breach thereof, the prevailing party shall recover court costs or costs of arbitration, as appropriate, and actual attorneys' fees.

          18.8  CAPTIONS. Captions and paragraph headings used herein are for
                --------
convenience only and are not a part of this Agreement and shall not be used in construing it.

          18.9  ENTIRE AGREEMENT. Except for such Joint Venture Agreement dated
                ----------------
July 19, 1995 by and between the parties herein, this Agreement contains the entire understanding between the parties concerning the subject matter of this Agreement and supersedes all prior understandings and agreements, whether oral or written, between them respecting the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto relating to the subject matter of this Agreement which are not fully expressed herein. This Agreement may be modified only by an agreement in writing signed by all of the parties hereto.

          18.10  SEVERABILITY. The provisions of this Agreement are severable,
                 ------------
and if any one or more provisions are determined to be judicially unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable. In the event that any act, regulation, directive, or law of a government having jurisdiction and respect of this Agreement, including its departments, agencies or courts, should make it impossible or prohibit, restrain, modify or eliminate any act or obligation of Licensee under this Agreement, Licensor shall have the right, at its option, to suspend this Agreement or to make such modifications therein as may be necessary.

          18.11  COUNTERPARTS. This Agreement may be executed in any number of
                 ------------
counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

          18.12  GENDER; NUMBER. Terms used herein in any number or gender
                 --------------
include other numbers or genders, as the context may require.

          18.13  GOVERNING LAW. This Agreement is made and entered into in the
                 -------------
State of California. It is the intention of the parties hereto that this Agreement shall be subject to and shall be enforced and construed pursuant to the internal laws of the State of California without reference to California's choice of law rules.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date and year first above written.


LICENSOR:                           LICENSEE:

AURA SYSTEMS, INC.,                 K & K ENTERPRISES
A DELAWARE CORPORATION              A NOIDA, INDIA CORPORATION



By /s/ Anthony T. Cascio            By /s/ K.A. Dewan
   ----------------------------        ------------------------------
   Anthony T. Cascio                       K.A. Dewan
   VP Secretary                        Its Vice President
                                           --------------------------